                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): February 28, 2003

                            FORRESTER RESEARCH, INC.
                 (Exact Name of Registrant Specified in Charter)

           Delaware                        000-21433             04-2797789
(State or Other Jurisdiction              (Commission         (I.R.S. Employer
      of Incorporation)                   File Number)       Identification No.)


400 Technology Square, Cambridge, Massachusetts                          02139
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (617) 613-6000

                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


                                   Page 1 of 5
                         Exhibit Index appears on Page 4

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On January 20, 2003, Forrester Research, Inc. ("Parent"), its wholly-owned subsidiary, Whitcomb Acquisition Corp. ("the Purchaser") and Giga Information Group, Inc. ("Giga") entered into an Agreement and Plan of Merger (the "Merger Agreement"). In connection with the Merger Agreement, on January 27, 2003, the Purchaser commenced a tender offer to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Giga, at a price of $4.75 per share, net to the seller in cash. The tender offer expired at 12:00 midnight, New York City time on Monday, February 24, 2003.

      On February 25, 2003, the Purchaser accepted for payment all Shares validly tendered pursuant to the tender offer. Based on information provided to Parent by EquiServe Trust Company, N.A., the depositary for the tender offer, an aggregate of 10,354,044 Shares were tendered and not withdrawn in connection with the tender offer, which constituted approximately 93.6 percent of Giga's outstanding Shares.

      The merger of the Purchaser into Giga (the "Merger") pursuant to the Merger Agreement occurred on February 28, 2003. As part of the Merger, the Purchaser was merged with and into Giga, resulting in Giga becoming a wholly-owned subsidiary of Parent. Because the Purchaser was the beneficial owner of more than 90% of the outstanding Shares, the Merger was effected without a meeting of stockholders of Giga. In the Merger, each issued and outstanding Share not owned directly or indirectly by Parent or Giga was converted into the right to receive $4.75 in cash, without interest unless the holders of any such Shares properly exercise their appraisal rights under Delaware law.

      The Purchaser paid consideration of approximately $60 million to acquire the Shares (including Shares purchased pursuant to the exercise of in-the-money stock options and warrants in connection with the transactions contemplated by the Merger Agreement) in connection with the tender offer and the Merger. The Purchaser obtained this consideration from Parent.

      On March 3, 2003, Parent issued a press release announcing consummation of the Merger, the full text of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      Giga is a leading global technology advisory firm that provides objective research, pragmatic advice, and personalized consulting. Emphasizing close interaction between analyst and client, Giga enables companies to make better strategic decisions that maximize technology investments and achieve business results. Founded in 1995, Giga is headquartered in Cambridge, Massachusetts and has offices worldwide.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statements

            The financial statements of Giga required by this item will be filed by amendment to this report as soon as practicable, but no later than 60 days after the date hereof.

      (b)   Pro Forma Financial Information

            The pro forma financial information required by this item will be filed by amendment to this report as soon as practicable, but no later than 60 days after the date hereof.

      (c)   Exhibits.


      2.1 Agreement and Plan of Merger dated as of January 20, 2003 among Parent, the Purchaser and Giga (incorporated by reference to the Current Report on Form 8-K filed by Parent with the SEC on January 22, 2003).

      99.1        Press Release dated March 3, 2003.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FORRESTER RESEARCH, INC.


                                        By: /s/ Warren Hadley
                                            -----------------------------------
                                            Name: Warren Hadley
                                            Title: Chief Financial Officer


Dated: March 14, 2003

                                  Exhibit Index

Exhibit     Description                                                             Page
-------     -----------                                                             ----
2.1         Agreement and Plan of Merger dated as of January 20, 2003 among          N/A
            Parent, the Purchaser and Giga (incorporated by reference to the
            Current Report on Form 8-K filed by Parent with the SEC on January
            22, 2003).

99.1        Press Release dated March 3, 2003.                                        5